Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Elong Power Holding Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock(3)	Rule 457(f) and (c)	10,350,000	10.95	(4)	113,332,500	0.0001476	16,727.88	(5)	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A			N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts						113,332,500		16,727.88
	Total Fees Previously Paid						N/A		N/A
	Total Fee Offsets						N/A		N/A
	Net Fee Due								16,727.88

(1)	All securities being registered will be issued by Elong Power Holding Limited (“New Elong”) after giving effect to the consummation of the Business Combination (as defined in the proxy statement/prospectus).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(3)	Represents the number of class A ordinary shares of New Elong, par value $0.00001 per share (the “Elong Class A Ordinary Shares”) issuable upon completion of the Business Combination, as described in the proxy statement/prospectus, in exchange for: (i) 6,000,000 ordinary shares of TMT Acquisition Corp (“TMT”), par value $0.0001 per share (the “TMT Ordinary Shares”), that were issued by TMT in its initial public offering, (ii) 1,200,000 TMT Ordinary Shares underlying the rights issued by TMT in its initial public offering, (iii) 1,500,000 TMT Ordinary Shares issued by TMT in a private placement prior to its initial public offering, (iv) 370,000 TMT Ordinary Shares issued by TMT in a private placement concurrently with its initial public offering, (v) 74,000 TMT Ordinary Shares underlying the rights issued by TMT in a private placement concurrently with its initial public offering, (vi) 30,000 TMT Ordinary Shares issuable at the closing of the Business Combination upon conversion of a working capital loan made by TMT’s sponsor to TMT, (vii) 6,000 TMT Ordinary Shares underlying the rights issuable upon conversion of a working capital loan made by TMT’s sponsor to TMT, (viii) 900,000 TMT Ordinary Shares issuable to a consulting firm engaged by TMT, and (ix) 270,000 TMT Ordinary Shares issued by TMT at the closing of its initial public offering to the representative of the underwriters.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of OCA Class A Common Stock on the Nasdaq Stock Market (“Nasdaq”) on June 24, 2024 ($10.95 per share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(5)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001476.